Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES A-3 WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

GLOWPOINT, INC.

Expires March 18, 2014

No.: W-A-08- __	Number of Shares:
Date of Issuance: March 18, 2009

FOR VALUE RECEIVED, the undersigned, Glowpoint, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that _______________________________ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ____________________________________ (_____________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.

Term.  The term of this Warrant shall commence on March 18, 2009 and shall expire at 5:00 p.m., Eastern Time, on March 18, 2014 (such period being the "Term").

2.

Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)

Time of Exercise.  The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b)

Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by "cashless exercise" in accordance with the provisions of Section 2(c), or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c)

Cashless Exercise.  Notwithstanding any provisions herein to the contrary if the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)

      B

Where

X =

the number of shares of Common Stock to be issued to the Holder.

Y =

the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =

the Warrant Price.

B =

the Per Share Market Value of one share of Common Stock.

(d)

Issuance of Stock Certificates.  In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after the exercise notice is delivered to the Issuer (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

(e)

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(f)

Transferability of Warrant.  Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder without the consent of the Issuer.  If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(g)

Continuing Rights of Holder.  The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h)

Compliance with Securities Laws.

(i)

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)

Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)

The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer.  Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto.  The Issuer will respond to any such notice from a holder within three (3) business days.  In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer.  The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.  Whenever a certificate representing the Warrant Stock is required to be issued to a Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, provided the Issuer’s transfer agent is participating in the DTC Fast Automated Securities Transfer program, the Issuer shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(i)

Accredited Investor Status.  In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.

Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)

Stock Fully Paid.  The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Issuer.  The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock to provide for the exercise of this Warrant.

(b)

Reservation.  If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified.  If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed.  The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)

Covenants.  The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment.  Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)

Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.

Adjustment of Warrant Price.  The price at which such shares of Warrant Stock may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a)

Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)  “Triggering Event” means the Issuer doing any of the following after the Original Issue Date: (a) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock.

A.

The Issuer shall not enter into or be a party to a Triggering Event unless (i) the Successor Entity assumes in writing all of the obligations of the Issuer under this Warrant pursuant to a written agreement in form and substance approved, in writing, by the Holder prior to such Triggering Event and (ii) the Successor Entity is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and such security is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board. Upon the occurrence of any Triggering Event, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Triggering Event, the provisions of this Warrant referring to the “Issuer” shall refer instead to the Successor Entity), and may exercise every right and power of the Issuer and shall assume all of the obligations of the Issuer under this Warrant with the same effect as if such Successor Entity had been named as the Issuer herein. Upon consummation of the Triggering Event, the Successor Entity shall deliver to the Holder written confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Triggering Event, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Triggering Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Triggering Event had this Warrant been exercised immediately prior to such Triggering Event, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Triggering Event pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, the Issuer shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Triggering Event but prior to the expiration of the Term, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Triggering Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Triggering Event had this Warrant been exercised immediately prior to such Triggering Event, as adjusted in accordance with the provisions of this Warrant. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Triggering Events and shall be applied without regard to any limitations on the exercise of this Warrant.

B.

Notwithstanding the provisions of Section 4(a)(i)(A), the Issuer shall have the right to require that the Holder waive the requirements of Section 4(a)(i)(A) (the “Waiver”) in exchange for a payment of cash in an amount equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of such Triggering Event, with the Waiver becoming effective, and this Warrant cancelled, concurrently with such payment of such cash amount (the “Triggering Event Amount”) to the Holder upon closing the Triggering Event. Notwithstanding anything to the contrary in this Section 4(a)(i)(B), in no event may the Issuer effect a Triggering Event with a non-publicly traded Successor Entity when the consideration paid upon closing the Triggering Event is anything other than cash.  Notwithstanding anything further to the contrary in this Section 4(a)(i)(B), but subject to the ownership limitation set forth in Section 7, until such time that the Holder receives the Triggering Event Amount (at which point this Warrant shall be cancelled), this Warrant may be exercised, in whole or in part, by the Holder prior to closing the Triggering Event, into Common Stock pursuant to Section 2.

(b)

Stock Dividends, Subdivisions and Combinations.  If at any time the Issuer shall:

(i)

make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)

subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)

combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(c)

Certain Other Distributions.  If at any time the Issuer shall make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)

cash,

(ii)

any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

(iii)

any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

(d)

Issuance of Additional Shares of Common Stock.

(i)

In the event the Issuer shall at any time following the Original Issue Date issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction:

(A)

the numerator of which shall be equal to the sum of (x) the number of shares of Outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

(B)

the denominator of which shall be equal to the number of shares of Outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock.

(ii)

No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of Section 4(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(e).

(e)

  Issuance of Common Stock Equivalents.  If at any time the Issuer shall issue or sell any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the aggregate price per share for which Common Stock is issuable upon such conversion or exchange plus the consideration received by the Issuer for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Common Share Price be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in Section 4(d).  No further adjustment of the Warrant Price then in effect shall be made under this Section 4(e) upon the issuance of any Common Stock Equivalents which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to this Section 4(e).  No further adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

(f)

Superseding Adjustment.  If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall have been made pursuant to Section 4(e) as the result of any issuance of Common Stock Equivalents, and (i) such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all or a portion of such or the right of conversion or exchange with respect to all or a portion of such Common Stock Equivalents, as the case may be, shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.  Upon the occurrence of an event set forth in this Section 4(f), there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock theretofore actually issued or issuable pursuant to the previous exercise of Common Stock Equivalents or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Additional Shares of Common Stock are issuable under such Common Stock Equivalents; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(g)

Other Provisions applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

(i)

Computation of Consideration.  To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof).  In connection with any merger or consolidation in which the Issuer is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Issuer shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board may determine to be attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.  The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights.  The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents.  In the event of any consolidation or merger of the Issuer in which the Issuer is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Issuer shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock or other securities of any corporation, the Issuer shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board.  In the event Common Stock is issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(g)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii)

When Adjustments to Be Made.  The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iii)

Fractional Interests.  In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

(iv)

When Adjustment Not Required.  If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(h)

Form of Warrant after Adjustments.  The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(i)

Escrow of Warrant Stock.  If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

5.

Notice of Adjustments; Dispute Resolution.  Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.  Notwithstanding any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate, the Issuer shall cause its transfer agent to promptly issue to the Holder the number of shares of Warrant Stock that is not disputed.

6.

Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7.

Ownership Cap and Certain Exercise Restrictions. The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 12 hereof) (the "Waiver Notice") that such holder would like to waive this Section 7 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7 shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.  In the event the Holder is unable to fully exercise this Warrant, in whole or in part, due to the restrictions set forth in this Section 7, such Holder may elect to receive Series D Convertible Preferred Stock of the Issuer in lieu of shares of Common Stock convertible into the number of shares of Common Stock that would have been delivered to such Holder but for the limitations set forth in this Section 7.  The foregoing sentence shall not preclude the Holder from waiving at any time its rights to limit its ownership to 9.99% of all of the Common Stock issued and outstanding at such time in accordance with this Section 7.

8.

Definitions.  For the purposes of this Warrant, the following terms have the following meanings:

"Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders) or issued pursuant to the Purchase Agreements, (iii) securities issued pursuant to the terms of that certain Exchange Agreement, dated as of September 21, 2007, by and among the Issuer and the holders signatory thereto, (iv) the issuance of the Notes and the Warrants, (v) the shares of Common Stock issuable upon the conversion of the Notes, (vi) the Warrant Stock, (vii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (viii) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to Issuer’s stock option plans and employee stock purchase plans approved by the Issuer’s board of directors, so long as such issuances in the aggregate do not exceed the number of shares of Common Stock (or options to purchase such number of shares of Common Stock) issuable pursuant to such plans as they exist on the Original Issue Date, (ix) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreements, (x) securities issued pursuant to a bona fide firm underwritten public offering of the Issuer’s securities, (xi) securities issued pursuant to the terms of those certain Note Exchange Agreements dated as of November 25, 2008, December 31, 2008 and March 16, 2009, by and among the Issuer and the holders signatory thereto (the “Note Exchange Agreements”), (xii) securities issued pursuant to the terms of that certain Series C Consent and Exchange Agreement, dated as of November 25, 2008, and that certain Series A Consent and Exchange Agreement, dated March 16, 2009, by and among the Issuer and the holders signatory thereto (collectively, the “Consent and Exchange

Agreements”), (xiii) securities issued pursuant to the terms of the Purchase Agreement, (xiv) securities issued pursuant to the terms of those certain Amendments No. 2 to Senior Secured Notes by and among the Issuer and the holders named therein, dated as of November 25, 2008, (xv) the payment of any dividends on the Series A-1 Shares, (xvi) any warrants issued to the financial advisor and/or its designees for the transactions contemplated by the Note Exchange Agreements, the Consent and Exchange Agreements, or the Purchase Agreement, and (xvii) the issuance of Common Stock upon the exercise or conversion of any securities described in clauses (i) through (xvi) above.

“Black-Scholes Value” means the value of this Warrant obtained from the "OV" function on the Bloomberg Financial Markets (“Bloomberg”) using (i) a price per share of Common Stock equal to the greater of (A) the arithmetic average of the weighted average price of the Common Stock for the five Trading Days immediately preceding the date of consummation of the applicable Triggering Event and (B) the weighted average price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Triggering Event, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the Triggering Event, and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day immediately following the public announcement of the applicable Triggering Event.

“Board" shall mean the Board of Directors of the Issuer.

"Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

"Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

"Common Stock" means the Common Stock, $0.0001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

"Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

"Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock.  The term "Convertible Security" means one of the Convertible Securities.

"Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

"Holders" mean the Persons who shall from time to time own any Warrant.  The term "Holder" means one of the Holders.

"Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

"Issuer" means Glowpoint, Inc., a Delaware corporation, and its successors.

"Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

"Notes" shall mean collectively, each of the following, as the same may be amended from time to time: (1) any senior secured convertible promissory notes issued pursuant to the Prior Purchase Agreements, and (2) any additional senior secured convertible promissory notes issued from time to time as interest on the outstanding principal balance of the foregoing promissory notes.

"Original Issue Date" means March 18, 2009.

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

"Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

"Per Share Market Value" means on any particular date (a) the last closing sale price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing sale price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last closing sale price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.  The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties.

"Prior Purchase Agreements" means, collectively each of the following, as the same may be amended from time to time, (i) that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 among the Issuer and the purchasers thereto, (ii) that certain Note and Warrant Purchase Agreement dated as of April 12, 2006 by and among the Issuer and the purchasers thereto, (iii) that certain Note and Warrant Purchase Agreement dated as of September 21, 2007 among the Issuer and the purchasers thereto, and (iv) that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of November 25, 2008, among the Issuer and the purchasers thereto.

“Purchase Agreement” means that certain Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of March 16, 2009, among the Issuer and the purchasers thereto, as the same may be amended from time to time.

“Purchase Agreements” means, collectively, the Prior Purchase Agreements and the Purchase Agreement.

"Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.  "Security" means one of the Securities.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Series A-1 Shares” means shares of the Issuer’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share and stated value of $7,500 per share, convertible into shares of Common Stock, issued pursuant to the Purchase Agreement or the Series A Consent and Exchange Agreement.

"Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Successor Entity” means the Person, which may be the Issuer, formed by, resulting from or surviving any Triggering Event or the Person with which such Triggering Event shall have been made; provided, however, that if such Person is not a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, Successor Entity shall mean the entity that, directly or indirectly, controls such Person and whose common shares or equivalent equity security are listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board

"Term" has the meaning specified in Section 1 hereof.

"Trading Day" means any day during which The New York Stock Exchange shall be open for business.

"Triggering Event" has the meaning specified in Section 4(a)(i) hereof.

"Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

"Warrants" shall mean, collectively, each of the following, as the same may be amended from time to time: (A) the warrants to purchase shares of Common Stock issued pursuant to the Purchase Agreements (which may include, without limitation, this Warrant); (B) the warrants to purchase shares of Common Stock issued in connection with amending the Notes (which may include, without limitation, this Warrant); and (C) any other warrants of like tenor issued in substitution or exchange for any of the foregoing Warrants pursuant to the provisions of Section 2(c), 2(d) or 2(e) thereof.

"Warrant Price" initially means $0.40, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

"Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

"Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

9.

Other Notices.  In case at any time:

(A)

the Issuer shall make any distributions or dividends (including cash dividends) to the holders of Common Stock; or

(B)

the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)

there shall be any reclassification of the Capital Stock of the Issuer; or

(D)

there shall be any capital reorganization by the Issuer; or

(E)

there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto.  Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Issuer for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Issuer or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.  This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

10.

Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 10 without the consent of the Holder of this Warrant.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

11.

Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted.  The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 11 shall affect or limit any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.

12.

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Issuer:

Glowpoint, Inc.

225 Long Avenue

Hillside, New Jersey 07205

Attention: Chief Executive Officer

Tel. No.: (312) 235-3888 x2053

Fax No.:  (973) 391-1904

and

General Counsel

Glowpoint, Inc.

225 Long Avenue

Hillside, New Jersey 07205

Tel. No.: (312) 235-3888 x 2087

Fax No.: (973) 556-1272

with copies (which copies

shall not constitute notice

to the Issuer) to:

Gibbons P.C.

One Gateway Center

Newark, New Jersey 07102

Attn: Frank Cannone, Esq.

Tel. No.: (973) 596-4500

Fax No.:  (973) 596-0545

If to any Holder:

At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder with copies to:

with copies (which copies

shall not constitute notice)

to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Christopher S. Auguste, Esq.

Tel. No.: (212) 715-9100

Fax No.: (212) 715-8000

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13.

Warrant Agent.  The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14.

Remedies.  The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.

Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

16.

Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

17.

Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has executed this Series A-3 Warrant as of the day and year first above written.

GLOWPOINT, INC.

By:
Joseph Laezza, President

EXERCISE FORM

SERIES A-3 WARRANT

GLOWPOINT, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Glowpoint, Inc. covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.